SCHEDULE II
                                     INFORMATION WITH RESPECT TO
                       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MICROTOUCH SYS INC

                    GAMCO INVESTORS, INC.
                                11/22/00           14,000            20.6250
                                11/22/00           14,000            20.6250
                                11/22/00           14,000            20.6250
                                11/30/00           40,000            20.7500
                    GABELLI ASSOCIATES LTD
                                11/22/00            7,085            20.6400
                                11/24/00           14,000            20.6400
                                11/27/00            9,120            20.6400
                                11/28/00            2,690            20.6400
                                11/30/00           10,000            20.6984
                    GABELLI ASSOCIATES FUND
                                11/22/00           20,000            20.6359
                                11/28/00            1,900            20.6442
                                11/30/00           10,000            20.6984
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                11/28/00          100,000            20.6806


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.